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Exhibit 23.4

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of divine, inc. on Form S-4 of our report dated January 23, 2001 on the consolidated financial statements of Eprise Corporation as of December 31, 1999 and 2000 and for each of the three years in the period ended December 31, 2000, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP
Boston, Massachusetts
October 9, 2001

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  Exhibit 23.4